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                                                                   EXHIBIT 10.36


                    SUBSCRIPTION AND STOCKHOLDER'S AGREEMENT

                This Subscription and Stockholder's Agreement (this "Agreement") is made as of the 15th day of June, 1999, by and among DIGITAL ENTERTAINMENT NETWORK, INC., a Delaware corporation (the "Company"), John Silva (the "Executive") and, only with respect to Sections 6 and 7 hereof, Marc Collins-Rector (together with any trust into which he may deposit his shares of Common Stock (as defined below), the "Selling Stockholder").

                WHEREAS, Company and Executive have entered into the DEN Executive Employment Agreement (the "Employment Agreement"), dated as of May 1, 1999;

                WHEREAS, this Agreement is being entered into pursuant to Paragraph 4(e) of the Employment Agreement.

                NOW, THEREFORE, the parties hereto agree as follows:

        1.      Certain Definitions.

        Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement.

        2.      Issuance of Stock.

                (a) Upon the execution and delivery of this Agreement by the parties hereto, Company will issue to Executive, and Executive will receive from Company, 266,656 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock").

                (b) Promptly (but in no event more than thirty (30) days) after the execution and delivery of this Agreement by the parties hereto, Company shall deliver to Executive certificate(s) representing the Shares, registered in Executive's name.

                (c) Executive acknowledges that the Shares will be issued pursuant to exemptions from registration and qualification provided by Section 4(2) of the Securities Act of 1933 and California Corporations Code Section 25102(f).

                (d)     Executive represents and warrants:

                        (i) The Shares will be acquired for Executive's own account, and not with a view to or for sale in connection with any distribution of such security.

                        (ii) By reason of Executive's knowledge and experience in financial and business matters in general, and investments in particular, Executive is able to evaluate the merits and risks of an investment in the Shares.

        3.      Transfer Restrictions.


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                (a)     Prior to the consummation of the Company's IPO,
Executive may not, directly or indirectly, sell, give, transfer, convey, assign, pledge, alienate, encumber, hypothecate, or otherwise dispose of or transfer, or offer to do any of the foregoing (collectively, "Transfer"), any of the Shares, or any interest therein, except to a Permitted Transferee (as defined below), without the prior written consent of the Board of Directors of the Company, which the Board of Directors of the Company may withhold in its sole and absolute discretion, Any attempt to Transfer any of the Shares, or any interest therein, contrary to the foregoing restriction, shall be null, void and ineffective. "Permitted Transferee" means a trust established for the exclusive benefit of Executive and/or Executive's spouse, parents or direct lineal descendants or, upon the death of Executive, Executive's executors, administrators, testamentary trustees, heirs, devisees and legatees. The provisions of this Section 3(a) do not apply to any Transfer pursuant to Sections 4, 5, 6 or 7 of this Agreement.

                (b) A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing any Shares owned by Executive shall bear the following legends:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL TO THE STOCKHOLDER (WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF SUCH OPINION ARE, SATISFACTORY TO THE ISSUER) SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, SUCH LAWS AND THE SUBSCRIPTION AND STOCKHOLDER'S AGREEMENT, DATED AS OF JUNE 15, 1999, BETWEEN THE ISSUER AND JOHN SILVA (THE "STOCKHOLDER'S AGREEMENT").

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS, AS SPECIFIED IN THE STOCKHOLDER'S AGREEMENT. A COPY OF THE STOCKHOLDER'S AGREEMENT IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST."

In addition, such certificates will bear such legends as may be required by any state securities laws.

                (c) Any Transfer of Shares to a Permitted Transferee permitted under Section 3(a) of this Agreement shall be permitted and shall be effective only if such Permitted Transferee shall agree in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument of assumption reasonably satisfactory in substance and form to the Board of Directors of the Company. Upon the execution of such instrument by such Permitted Transferee, such Permitted Transferee shall be deemed to be the Executive for all purposes of this Agreement.


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                (d)     In connection with an IPO, Executive shall enter into a
lock-up agreement prohibiting any Transfer (including, without limitation, indirect transfers of the economic interest in the Shares, such as hedging transactions) of any of the Shares, or any interest therein, without the prior written consent of the Company and its underwriters. Such lock-up agreement shall (i) only contain such terms and conditions as may be required by such underwriters and (ii) be substantially similar in length of duration and all other material respects as the lock-up agreements that other senior executives and affiliates of the Company enter into in connection with the IPO. All senior executives and affiliates of the Company, including, without limitation, Marc Collins-Rector, will be required to enter into such substantially similar lock-up agreements as Executive in connection with the IPO. The obligation contained in this subsection (d) will survive the termination of this Agreement, and any such lock-up agreement shall be in effect for such period of time from and after the effective date of the final prospectus for the IPO as may be required by such underwriters. In order to enforce the limitations of this subsection (d), the Company may impose stop-transfer instructions with respect to the Shares until the end of such lock-up period.

        4.      Forfeiture of the Shares.

                (a) If Executive's employment with Company is terminated pursuant to Paragraph 5(b) of the Employment Agreement or Executive resigns from employment with the Company other than pursuant to Paragraph 5(e) or 5(f) of the Employment Agreement, all rights of Executive with respect to the Shares shall immediately terminate and be forfeited in their entirety.

                (b)     Upon the forfeiture of the Shares, in accordance with
Section 4(a) of this Agreement, the certificate or certificates, as the case may be, representing the Shares shall be delivered by or on behalf of Executive or his Permitted Transferee, as the case may be, to the Company and canceled.

        5.      Right of First Refusal.

                (a) The Company is hereby granted the following right of first refusal (the "First Refusal Right") with respect to any proposed Transfer of the Shares, or any interest therein. The First Refusal Right is not applicable to Transfers to a Permitted Transferee.

                (b) In the event Executive desires to accept a bona fide third-party offer for the Transfer of any or all of the Shares, or any interest therein (the Shares or interest therein subject to such offer to be hereinafter referred to as the "Target Shares"), Executive shall promptly deliver to the Secretary of the Company written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror.

                (c) The Company (or its assignees) shall, upon the decision of the Board of Directors of the Company, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to agree to the repurchase of any or all of the Target Shares subject to the Disposition Notice upon the same terms and conditions as those specified therein


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or upon such other terms and conditions to which Executive consents in writing.
Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Executive prior to the termination of the twenty-five (25) day exercise period. If such right is exercised with respect to the Target Shares, the Company (or its assignees) shall effect the repurchase of such shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Exercise Notice; and at such time Executive shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

                (d) Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Executive and the Company (or its assignees) cannot agree on such cash value within ten (10) days after the Company's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Executive and the Company (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Executive and the Company. The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or
(ii) the fifth business day after such cash valuation shall have been made.

                (e) In the event that the Exercise Notice is not given to Executive within twenty-five (25) days following the date of the Company's receipt of the Disposition Notice, (i) the First Refusal Right shall be deemed to not have been exercised, (ii) the Target Shares (and, for the avoidance of doubt, any additional Shares) shall continue to be subject to the Transfer restrictions contained in Section 3 of this Agreement and (iii) Executive shall not Transfer any of the Shares to such third-party offeror unless the Board of Directors of the Company consents in writing (which consent can be withheld by the Board of Directors of the Company in its sole and absolute discretion) and the other requirements of this Agreement and applicable law are satisfied.

        6.      Tag-Along Rights.

                (a) If the Selling Stockholder negotiates or receives and elects to accept one or more bona fide offers to purchase shares of Common Stock (a "Purchase Offer") owned by him, the Selling Stockholder, subject to other restrictions contained herein, shall promptly notify in writing Executive and the Company of the terms and conditions of such Purchase Offer and the number of shares of Common Stock proposed for sale pursuant to the Purchase Offer (the "Tag-Along Rights Notice") and must include therewith a copy of all materials relating to the Purchase Offer.

                (b) Executive shall have the right (the "Tag-Along Right"), exercisable upon written notice to the Selling Stockholder within ten (10) days after the date of his receipt of the Tag-Along Rights Notice, to participate in the Selling Stockholder's sale of Common Stock pursuant to the specified terms and conditions of such Purchase Offer and with respect to an


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amount of Shares (the "Election Number of Shares"), expressed as a percentage of the number of Shares then owned by Executive, that is no more than the percentage of the number of shares of Common Stock then owned by the Selling Stockholder intended to be sold in such sale. To the extent Executive exercises such right of participation, the number of shares of Common Stock that the Selling Stockholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. Nothing herein shall prevent Executive from waiving his rights under this Section 6.

                (c) The exercise of the Tag-Along Right and the transfer of the Election Number of Shares shall occur on the date of and at the place of closing of the transaction between the Selling Stockholder and the maker(s) of the Purchase Offer (the "Closing Date"). On the Closing Date, Executive shall deliver to the maker(s) of the Purchase Offer, one or more stock certificates representing the Election Number of Shares, properly endorsed for transfer, against payment of the purchase price therefor by a wire transfer of funds to the bank account designated by Executive or by cashiers check. In the event that Executive's certificate(s) represents more Shares than the Election Number, Executive shall first deliver such certificate(s) to Company, which shall cancel such certificate(s) and reissue two new certificates in the name of Executive, one of such certificates representing the Election Number of Shares, and the other certificate representing the balance of the Shares so delivered to Company. Executive shall then deliver the certificate representing the Election Number of Shares, properly endorsed for transfer, to the maker(s) of the Purchase Offer.

                (d) If there is any material change in the terms and conditions of the transaction described in the Tag-Along Rights Notice (including, without limitation, any decrease in the purchase price) after Executive makes the election set forth above, the Selling Stockholder shall promptly notify Executive in writing (the "Change Notice") of the changed material terms or conditions and Executive shall have the right, exercisable upon written notice to the Selling Stockholder within five (5) days after his receipt of the Change Notice, to withdraw from participation in such transaction any or all of his Shares.

                (e) The provisions of this Section 6 shall not apply to: (i) sales by the Selling Stockholder of not more than ten percent (10%) (when aggregated with all prior sales) of his shares of Common Stock, (ii) sales pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and (iii) sales in which the rights provided in Section 7 of this Agreement are exercised.

        7.      Drag-Along Rights.

                (a) If the Selling Stockholder proposes to sell to one or more third parties in a bona fide sale (the "Buyer") shares of Common Stock, then, if requested in writing by the Selling Stockholder (the "Drag-Along Right"), Executive shall be required to sell in such sale, subject to the other restrictions contained herein, that percentage of the number of Shares then owned by Executive that is equal to the percentage of the number of shares of Common Stock then owned by the Selling Stockholder intended to be sold in such sale (the "Required Number"). To exercise the Drag-Along Right, the Selling Stockholder shall give written notice thereof (the "Drag-Along Notice") to Executive. The Drag-Along Notice shall state (i) the name and address of the Buyer, (ii) the price per share and the form of consideration which the Buyer proposes to pay for the purchased shares of Common Stock and (iii) the method of payment and other


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material terms and conditions of the proposed sale.

                (b) The sale of the Shares that Executive is required to sell pursuant to Section 7(a) of this Agreement shall be for a purchase price and on other terms and conditions not less favorable to Executive than those applicable to the Selling Stockholder.

                (c) The exercise of the Drag-Along Right and the transfer of Shares resulting from the exercise of such right shall occur on the date of and at the place of closing of the transaction between the Selling Stockholder and the Buyer (the "Drag-Along Closing Date"). On the Drag-Along Closing Date, Executive shall promptly deliver to the Buyer, for transfer to the Buyer, one or more stock certificates representing the Required Number of Shares, properly endorsed for transfer, against payment of the purchase price therefor by a wire transfer of funds to the bank account designated by Executive or by cashiers check. In the event that such certificate(s) represents more than the Required Number of Shares, then procedures similar to those described in the last two sentences of Section 6(c) of this Agreement shall be followed.

                (d) The provisions of this Section 7 shall not apply to: (i) sales by the Selling Stockholder of not more than ten percent (10%) (when aggregated with all prior sales) of his shares of Common Stock, (ii) sales pursuant to an effective registration statement under the Securities Act and
(iii) sales in which the rights provided in Section 6 of this Agreement are exercised.

                (e) Any agreement pursuant to which the Shares are to be sold pursuant to Section 6 or Section 7 of this Agreement shall contain the representations, warranties, indemnities, covenants and other agreements by Executive as may be reasonably requested by the Buyer or the maker(s) of the Purchase Offer, as the case may be. If Executive refuses to make such representations, warranties, indemnities, covenants and other agreements, and is otherwise unable to negotiate to the mutual satisfaction of Executive and such Buyer or maker(s) of the Purchase Offer, as the case may be, then the rights and obligations conferred upon Executive by Sections 6 and 7 shall terminate as to such sale and the Selling Stockholder shall be able to consummate such sale without the participation of Executive.

        8.      Piggyback Registration Rights.

        The Company hereby covenants to use its best efforts to include in any registration rights agreement that it enters into with the Selling Stockholder provisions to the effect that, if Company registers under the Securities Act shares of Common Stock held by the Selling Stockholder, Company will also register under the Securities Act Shares held by Executive, subject to the following: (i) the percentage of the number of Shares held by Executive (on the date the Company files such registration statement) to be so registered by Company shall be as close as possible to the percentage of the number of shares of Common Stock held by the Selling Stockholder (on the date the Company files such registration statement) to be so registered by Company and (ii) the Company's registration obligations with respect to the Shares will be subject to market cutbacks by the underwriters of such registered offering.

        9.      Arbitration.


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                (a)     Except for Company's right to seek immediate injunctive
and equitable relief in accordance with the provisions of this Agreement, the Parties agree that all disputes, claims, causes of action and other matters in controversy arising out of or relating to Your employment, remuneration or terms and conditions of employment shall be submitted to binding arbitration in accordance with the provisions and procedures of this Section 9. The obligation to arbitrate shall be mutual.

                (b) The arbitration provided for in this Section 9 shall take place in Los Angeles County, California, in accordance with the provisions of Title 9, Sections 1280 et seq. of the California Code of Civil Procedure, except as provided to the contrary hereunder. The arbitration shall be held before and decided by a single neutral arbitrator. The single neutral arbitrator shall be selected in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "AAA"), as effective on May 1, 1997, or as thereafter amended and currently in force (the "AAA Rules"), or by an alternative process mutually agreed upon by the Parties. If no agreement can be reached as to the process for selecting the arbitrator or if the agreed method fails, the arbitrator shall be appointed by the AAA.

                (c) The Parties shall agree upon the date and location of the arbitration, subject to the availability of the arbitrator. If no agreement can be reached as to the date and location of the arbitration, the arbitrator shall appoint a time and place in accordance with the provisions of the AAA Rules, except that the arbitrator shall give not fewer than thirty (30) days' notice of the hearing unless the Parties mutually agree to shorten time for notice.

                (d) Discovery shall be permitted in connection with the arbitration provided for in this Paragraph 9 pursuant to California Code of Civil Procedure Sections 1282.2, et seq.

                (e) The arbitrator shall issue a written reasoned decision consistent with and based upon California and/or federal law, whichever shall apply. The decision of the arbitrator may be confirmed pursuant to the provisions of California Code of Civil Procedure Section 1285, and entered as an award in any court of competent jurisdiction.

        10.     Choice of Law, Jurisdiction, Venue.

        This Agreement shall be governed and interpreted by the laws of the State of California (without giving effect to any conflict of law provisions thereof) applicable to agreements entered into and to be fully performed therein. Subject to Section 9 of this Agreement, the Parties to this Agreement agree to submit to the exclusive jurisdiction and venue of the Los Angeles County Superior Court and/or the U.S. District Court for the Central District of California with respect to disputes arising under or related to this Agreement, and hereby consent to service by U.S. Mail. In the event either party commences arbitration or litigation for the judicial interpretation, enforcement, breach or rescission hereof, the substantially prevailing party shall be entitled to recover reasonable outside attorneys' fees and court and other costs incurred.

        11.     Binding Effect; Assignment.

        All terms of this Agreement shall be binding upon and inure to the benefit of and be


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enforceable by the Parties hereto and their respective legal representatives, successors and permitted assigns. Executive may not assign any of his rights hereunder or delegate any of his duties hereunder. The Company may assign any or all of its rights hereunder and delegate any or all of its duties hereunder.

        12.     Severability.

        In the event that any provision, or portion thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

        13.     Interpretation.

        Each party to this Agreement has participated in, cooperated in or contributed to the drafting and preparation of this Agreement. In any construction of this Agreement, the same shall not be construed for, or against, any party but shall be construed fairly according to its plain meaning.

        14.     Captions.

        Captions in this Agreement are inserted for convenience of reference only and do not define, describe or affect the construction or interpretation or limit the scope or the intent of this Agreement or any of the terms or provisions hereof.

        15.     Execution in Counterparts.

        This Agreement may be executed in counterparts. When each party has signed and delivered at least one counterpart, each counterpart shall be deemed an original and, when taken together with the other counterparts, shall constitute one agreement which shall be binding on and inure to the benefit of all Parties. Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

        16.     Written Notice.

        Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been delivered as of actual personal delivery or as of the third business day (excluding Saturdays) after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to Executive, to:

               John Silva
               c/o Eric Greenspan
               Myman, Abell, Fineman & Greenspan
               11777 San Vicente Boulevard, #880
               Los Angeles, California  90049-5061


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        With a copy to:

               Eric Greenspan
               Myman, Abell, Fineman & Greenspan
               11777 San Vicente Boulevard, #880
               Los Angeles, California  90049-5061

        If to Company or the Selling Stockholder, to:

               Digital Entertainment Network, Inc.
               2400 Broadway, Suite 230
               Santa Monica, California 90404
               Attn: Alan L. Friel, Esq.

        With a copy to:

               Katten Muchin & Zavis
               1999 Avenue of the Stars, Suite 1400
               Los Angeles, California  90067
               Attn: Susan Grode, Esq.

        17.    Completeness of Agreement.

        This Agreement contains the entire agreement between the Parties hereto relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are superseded and of no force and effect.

        18.    Modification of Agreement.

        Except as otherwise provided for herein, no modification, waiver, amendment, discharge or change of this Agreement or any term or representation therein shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

        19.    Termination.

        This Agreement shall terminate upon the first to occur of (i) mutual consent of the Parties hereto (ii) Executive's termination of the Employment Agreement for the Company's failure to deliver a Fund Notice (as defined in the Employment Agreement); (iii) the consummation of the Company's IPO; or (iv) the occurrence of a Change in Control which shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, an employee benefit plan (or related trust) sponsored or maintained by the Company, or the stockholders of the Company on the Grant Date), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities;
(b)(i)


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the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.


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        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

                                   EXECUTIVE:


                                   /s/ John Silva
                                   ------------------------------------------
                                   John Silva



                                   COMPANY:

                                   DIGITAL ENTERTAINMENT NETWORK, INC.




                                   By: /s/ H. James Ritts, III
                                      ---------------------------------------
                                      H. James Ritts, III
                                      Chief Executive Officer


                                   SELLING STOCKHOLDER (only with
                                   respect to Sections 6 and 7):


                                   /s/ Marc Collins-Rector
                                   ------------------------------------------
                                   Marc Collins-Rector


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